BillionToOne Reports Second Quarter 2026 Results and Reiterates 2026 Revenue Guidance
MENLO PARK, CA, August 5, 2026 - BillionToOne, Inc. (NASDAQ: BLLN), a next-generation molecular diagnostics company with a mission to create powerful and accurate tests that are accessible to all, today reported its financial results for the second quarter ended June 30, 2026 and reiterated guidance for full year 2026.
Financial Highlights:
●Total revenue of $109.4 million in the second quarter of 2026, compared to $66.6 million in the second quarter of 2025, an increase of 64%.
●Prenatal clinical testing revenue was $94.2 million in the second quarter of 2026, an increase of 55% from the second quarter of 2025.
●Oncology clinical testing revenue was $13.7 million in the second quarter of 2026, 176% higher than the $4.9 million reported in the second quarter of 2025.
●Gross profit margin was 70% in the second quarter of 2026, compared to 65% in the second quarter of 2025, a 5 percentage-point increase year-over-year.
●196,000 tests delivered in the second quarter of 2026, compared to 145,000 tests delivered in the second quarter of 2025, an increase of 35%.
●Income from operations of $5.5 million in the second quarter of 2026, compared to a $1.6 million operating loss in the second quarter of 2025.
●Free cash flow, defined as cash flow from operations minus capital expenditures, was $5.1 million in the second quarter of 2026.
●Reiterating 2026 full year revenue guidance to be in a range of $450 million to $465 million, which represents 48% to 52% growth over 2025.
●Expects to operate the business such that it will continue to generate profitability similar to current levels, even with significant continued investments.
Recent Operating Highlights:
●Today, we announced the upcoming expansion of our Unity Fetal Risk Screen with the addition of a 130-gene panel, which is the largest single-gene NIPT panel available. Our expanded panel significantly broadens the addressable market for Unity and reinforces BillionToOne's position as the leader in cfDNA testing for recessive conditions. This expanded panel will be available commercially on August 17, 2026.
●Today, we announced the planned launch of Northstar Origin, an add-on tissue-of-origin feature for our Northstar Select test that can benefit patients with unknown or uncertain diagnoses. This feature will be available commercially on September 1, 2026.
●In June 2026, we announced the peer-reviewed data published in The Journal of Liquid Biopsy, in collaboration with Allegheny Health Network, demonstrating that Northstar Response was a stronger predictor of survival than standard-of-care imaging in patients with advanced solid tumors receiving immunotherapy or immunotherapy combination therapy.
"Our second quarter demonstrated the durability of our model, with our differentiated technology platform, category-defining products, and disciplined execution driving continued growth and profitability," said Dr. Oguzhan Atay, Co-Founder and CEO of BillionToOne. "We grew revenue 64% year-over-year to a $438 million annualized run-rate while advancing our product roadmap with the launch of Unity Confirm and the upcoming launches of our expanded Fetal Risk Screen and Northstar Origin. We believe we are still in the earliest chapters of what our smNGS platform can achieve, and we remain relentlessly focused on transforming molecular diagnostics and healthcare.”

	Three Months Ended June 30, (Unaudited)			Six Months Ended June 30, (Unaudited)
	2026	2025	%	2026	2025	%
Revenue ($ in millions)
Prenatal	$94.2	$60.9	55%	$190.8	$116.9	63%
Oncology	$13.7	$4.9	176%	$24.4	$7.1	242%
Clinical trial support and other services	$1.5	$0.8	99%	$2.7	$1.5	81%
Total Revenue	$109.4	$66.6	64%	$217.8	$125.5	74%
Note: Numbers may not add due to rounding

	Three Months Ended June 30, (Unaudited)			Six Months Ended June 30, (Unaudited)
	2026	2025	%	2026	2025	%

Total tests accessioned	197,000	148,000	33%	386,000	285,000	35%
Total tests delivered	196,000	145,000	35%	384,000	275,000	40%
Overall ASP	$551	$455	21%	$561	$450	25%
Second Quarter 2026 Financial Results
Total revenue was $109.4 million in the second quarter of 2026 compared to $66.6 million in the second quarter of 2025, an increase of 64%. The increase in total revenue was driven by a 35% increase in the number of total tests delivered and a 21% increase in Overall ASP. Both prenatal and oncology delivered strong test volume growth year-over-year.
Gross profit was $77.1 million in the second quarter of 2026, compared to $43.5 million in the second quarter of 2025, representing a gross margin of 70% in the second quarter of 2026 and 65% in the second quarter of 2025. An increase in Overall ASP drove the improvement in gross profit margin compared to the second quarter of 2025. Overall cost-per-test increased slightly in the second quarter of 2026 compared to last year, as improvements in cost-per-test for both of our oncology products and for our prenatal products were offset by the faster growth of our oncology products, which have higher costs-per-test.
Total operating expenses were $71.6 million in the second quarter of 2026, compared to $45.1 million in the second quarter of 2025 an increase of 59%.
Income from operations was $5.5 million in the second quarter of 2026, compared to a loss from operations of $1.6 million in the second quarter of 2025. Operating margin was 5% in the second quarter of 2026.
Net income in the second quarter of 2026 was $8.1 million, or $0.15 per diluted share, compared to a net loss of $0.2 million, or $(0.02) per diluted share, in the second quarter of 2025.

Financial Outlook
BillionToOne continues to expect full year 2026 total revenue of $450.0 million to $465.0 million, representing growth of 48% to 52% compared to full year 2025.
BillionToOne also expects to operate the business such that it will continue to generate profitability similar to current levels, even with significant continued investments.
Webcast and Conference Call Information
BillionToOne will host a conference call today, August 5, 2026, at 1:30pm Pacific Time / 4:30pm Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event for interested listeners can be accessed at
https://investors.billiontoone.com/.
About BillionToOne
Headquartered in Menlo Park, California, BillionToOne is a molecular diagnostics company with a mission to create powerful and accurate tests that are accessible to all. The company's patented Quantitative Counting Templates™ (QCT™) molecular counting platform is the only multiplex technology that can accurately count DNA molecules at the single-molecule level.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements regarding revenue, income and other financial information for the full year of 2026. These statements are based on management’s current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, some of which are beyond BillionToOne’s control. These and additional risks and uncertainties that could affect BillionToOne’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These risks and uncertainties include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in BillionToOne’s most recently filed quarterly report on Form 10-Q, the annual report on Form 10-K and other filings BillionToOne makes with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to BillionToOne as of the date hereof, and BillionToOne disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing BillionToOne’s views as of any date subsequent to the date of this press release.
Non-GAAP financial measures
We use certain non-GAAP financial measures to supplement our unaudited financial results, which are presented in accordance with GAAP. These non-GAAP financial measures include EBITDA, adjusted

EBITDA and free cash flow. By excluding the impact of certain items that we believe do not directly reflect our underlying operations, we are of the opinion that EBITDA, adjusted EBITDA and free cash flow provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and forecasting. These metrics also provide investors and other users of our financial information with additional tools to compare business performance across companies and periods, while eliminating the effects of items that may vary for different companies for reasons unrelated to core operating performance. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for the full year 2026 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.
EBITDA
We define EBITDA as net income (loss) adjusted for income taxes, interest income, interest expense, and depreciation and amortization expense.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) adjusted for income taxes, interest income, interest expense, depreciation and amortization expense, and certain other items which include significant non-cash items events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations, which include: stock-based compensation expense; change in fair value of term loan; and change in fair value of warrant liabilities.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities adjusted for purchases of property and equipment.

BillionToOne, Inc.
Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$109,448	$66,573	$217,836	$125,536
Cost of revenue	32,341	23,107	61,633	44,098
Gross profit	77,107	43,466	156,203	81,438
Operating expenses:
Research and development	17,315	11,751	32,007	22,181
Selling, general and administrative	54,289	33,342	100,859	63,199
Total operating expenses	71,604	45,093	132,866	85,380
Income (loss) from operations	5,503	(1,627)	23,337	(3,942)
Other income (expense):
Interest income	4,694	1,451	9,339	2,957
Interest expense	(8)	(32)	(18)	(72)
Change in fair value of term loan	(2,968)	(10)	(7,229)	(3,102)
Other income (expense), net	297	(14)	598	39
Total other income (expense)	2,015	1,395	2,690	(178)
Income (loss) before provision for income taxes	7,518	(232)	26,027	(4,120)
Provision for income taxes	(536)	14	3	114
Net income (loss) and comprehensive income (loss)	$8,054	$(246)	$26,024	$(4,234)

Net income (loss) per share, basic and diluted:
Net income (loss) per share, basic	$0.17	$(0.02)	$0.56	$(0.41)
Net income (loss) per share, diluted	$0.15	$(0.02)	$0.48	$(0.41)
Weighted-average shares used in calculating net income (loss) per share, basic and diluted:
Weighted-average shares used in calculating net income (loss) per share, basic	46,403,350	10,385,000	46,169,335	10,349,146
Weighted-average shares used in calculating net income (loss) per share, diluted	54,455,523	10,385,000	53,743,241	10,349,146

BillionToOne, Inc.
Balance Sheets
(in thousands, except share amounts, unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$548,628	$495,975
Accounts receivable	74,894	41,617
Inventories	21,135	17,545
Prepaid expenses and other current assets	6,719	5,421
Total current assets	651,376	560,558
Property and equipment, net	24,932	20,361
Operating lease right-of-use assets, net	47,829	46,742
Other non-current assets	5,559	4,993
Total assets	$729,696	$632,654
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,205	$7,184
Accrued expenses and other current liabilities	12,603	7,247
Accrued commissions	3,833	3,912
Accrued compensation and employee benefits	18,000	12,551
Common stock warrant liability	—	9,282
Deferred revenue, current	2,328	2,188
Operating lease liabilities, current	6,343	5,079
Financing lease liabilities, current	413	519
Total current liabilities	55,725	47,962
Operating lease liabilities, non-current	45,981	45,723
Financing lease liabilities, non-current	153	348
Deferred revenue, non-current	—	1,290
Long-term debt	91,031	57,226
Total liabilities	192,890	152,549
Stockholders’ equity:
Class A common stock, $0.00001 par value, 800,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 42,283,900 and 41,252,105 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Class B common stock, $0.00001 par value; 10,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 4,542,650 and 4,552,650 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	787,321	756,644
Accumulated other comprehensive loss	(1,792)	(1,792)
Accumulated deficit	(248,723)	(274,747)
Total stockholders’ equity	536,806	480,105
Total liabilities and stockholders’ equity	$729,696	$632,654

BillionToOne, Inc.
Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$26,024	$(4,234)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	14,726	5,106
Depreciation and amortization	3,567	3,540
Amortization of operating right-of-use assets	2,819	2,455
Loss on disposal of fixed assets	64	3
Change in fair value of common stock warrant liability	(62)	(63)
Change in fair value of redeemable convertible preferred stock warrant liability	-	21
Change in fair value of term loan	3,805	591
Changes in operating assets and liabilities:
Accounts receivable	(33,277)	(5,729)
Inventories	(3,590)	(5,002)
Prepaid expenses and other current assets	(1,025)	2,417
Other non-current assets	(566)	(2,698)
Accounts payable	4,866	3,313
Accrued expenses and other current liabilities	6,333	2,393
Accrued commissions	(79)	216
Accrued compensation and employee benefits	4,495	4,207
Deferred revenue	(1,150)	(590)
Operating lease liabilities	(2,384)	(2,139)
Net cash provided by operating activities	24,566	3,807
Cash flows from investing activities:
Purchases of property and equipment	(8,520)	(5,221)
Net cash used in investing activities	(8,520)	(5,221)

BillionToOne, Inc.
Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2026	2025

Cash flows from financing activities:
Proceeds from issuance of debt	30,000	-
Principal payments on finance lease liabilities	(301)	(1,011)
Payment of deferred offering costs	(504)	(625)
Proceeds from exercise of stock options	7,412	531
Net cash provided by (used in) financing activities	36,607	(1,105)
Net increase (decrease) in cash and cash equivalents	52,653	(2,519)
Cash and cash equivalents at beginning of period	495,975	191,477
Cash and cash equivalents at end of period	$548,628	$188,958

Supplemental cash flow disclosure:
Cash payments for interest	$3,442	$2,583
Cash paid for income taxes	$173	$444
Supplemental non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses and other current liabilities	$2,073	$1,365
Deferred offering costs in accounts payable and accrued expenses and other current liabilities	$-	$1,916
Right-of-use assets obtained in exchange for new operating lease liabilities	$4,010	$-
Cash paid for amounts included in the measurement of operating lease liabilities	$4,647	$4,391
Net exercise of Class A common stock warrants	$9,220	$-
Operating cash flows from financing leases (interest paid)	$18	$68
Exercise of stock options for which cash had not been received	$276	$-

BillionToOne, Inc.
Reconciliation of Net Income (Loss) to EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$8,054	$(246)	$26,024	$(4,234)
Provision for income taxes	(536)	14	3	114
Interest (income)	(4,694)	(1,451)	(9,339)	(2,957)
Interest expense	8	32	18	72
Depreciation and amortization	1,829	1,746	3,567	3,540
EBITDA	$4,661	$95	$20,273	$(3,465)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$8,054	$(246)	$26,024	$(4,234)
Provision for income taxes	(536)	14	3	114
Interest (income)	(4,694)	(1,451)	(9,339)	(2,957)
Interest expense	8	32	18	72
Depreciation and amortization	1,829	1,746	3,567	3,540
Stock-based compensation expense	8,217	2,732	14,726	5,106
Change in fair value of term loan	2,968	10	7,229	3,102
Change in fair value of warrant liabilities	297	14	(62)	(42)
Adjusted EBITDA	$16,143	$2,851	$42,166	$4,701
Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$9,136	$1,182	$24,566	$3,807
Purchases of property and equipment	(4,049)	(2,874)	(8,520)	(5,221)
Free cash flow	$5,087	$(1,692)	$16,046	$(1,414)

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